Joint Filers’ Signatures

INSIGHT VENTURE PARTNERS VII (Cayman), L.P.

By:	Insight Venture Associates V, L.P., its general partner

By: Insight Venture Associates VII, Ltd., its general partner

By: /s/ Blair Flicker Date: August 20, 2014

INSIGHT VENTURE PARTNERS VII (CO-INVESTORS), L.P.

By:	Insight Venture Associates V, L.P., its general partner

By: Insight Venture Associates VII, Ltd., its general partner

By: /s/ Blair Flicker Date: August 20, 2014

INSIGHT VENTURE PARTNERS (Delaware) VII, L.P.

By:	Insight Venture Associates V, L.P., its general partner

By: Insight Venture Associates VII, Ltd., its general partner

By: /s/ Blair Flicker Date: August 20, 2014

INSIGHT VENTURE PARTNERS VII (CLASS A), L.P.

By:	Insight Venture Associates VII, L.P., its general partner

By: Insight Venture Associates VII, Ltd., its general partner

By: /s/ Blair Flicker Date: August 20, 2014

INSIGHT VENTURE ASSOCIATES VII, L.P.

By:	Insight Venture Associates VII, Ltd., its general partner

By: /s/ Blair Flicker Date: August 20, 2014

INSIGHT VENTURE ASSOCIATES VII, LTD.

By: /s/ Blair Flicker Date: August 20, 2014

INSIGHT HOLDINGS GROUP, LLC

By: /s/ Blair Flicker Date: August 20, 2014